Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT dated as of November 14, 2008 (the “Amendment”), is entered into by and between ELANDIA INTERNATIONAL INC., a Delaware corporation (the “Borrower”); and STANFORD INTERNATIONAL BANK LTD., an Antiguan banking corporation (the “Lender”). Capitalized terms used in this Amendment and not otherwise defined in this Amendment have the meanings assigned to them in the Credit Agreement (defined below).

RECITALS

WHEREAS, the Borrower and the Lender entered into that certain (i) Credit Agreement, dated as of July 21, 2008, (ii) First Amendment to Credit Agreement dated as of September 5, 2008, and (iii) Fourth Amendment to Preferred Stock Purchase Agreement and Second Amendment to Credit Agreement dated as of September 17, 2008 (the foregoing amendments together with the original Credit Agreement, collectively, the “Credit Agreement”), whereby the Lender committed to loan the Borrower up to $40,000,000 on the terms and conditions set forth in the Credit Agreement; and

WHEREAS, the Borrower and the Lender wish to amend the Credit Agreement as provided in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1. Amendments to Article I – Definitions.

(a) Section 1.1 of the Credit Agreement is hereby amended by adding the following terms thereto:

“Market Value” shall mean the average closing bid and asked prices for the Common Stock for the 20 Trading Days immediately preceding any interest payment date hereunder as quoted on the OTC Bulletin Board or other principal market to which the Common Stock of the Borrower is admitted for trading.

“South Pacific Assets” shall mean the businesses, operations and/or other assets in the South Pacific owned by the Borrower and its Subsidiaries.

“Trading Day“ means any day other than a Saturday or a Sunday on which the OTC Bulletin Board or other principal market to which the Common Stock of the Borrower is admitted for trading is open for trading in equity securities.

(b) Section 1.1.25 is hereby deleted in its entirety and replaced with the following:

“Maturity Date” shall mean June 30, 2011, unless such date is not a Business Day, in which case “Maturity Date” shall mean the first Business Day following June 30, 2011.

2. Amendments to Article II – Loans.

(a) Section 2.1 is hereby amended by deleting the last sentence thereof.

(b) Section 2.2 is hereby deleted in its entirety and replaced with the following:

Section 2.2 Interest. Interest on the principal amount of any Loans made hereunder shall accrue at six percent (6%) per annum (the “Interest Rate”). Interest shall be payable on December 31, 2009, December 31, 2010 and the Maturity Date in arrears based upon the weighted average daily balance (calculated by adding the outstanding balance on each day during the applicable period, and dividing the total by the number of days in such period) and otherwise in accordance with the terms of the Note. On any interest payment date, interest may, at the Company’s option, be paid in shares of Common Stock based upon the Market Value of the Common Stock as of the relevant interest payment date.

(c) Section 2.3 is hereby deleted in its entirety and replaced with the following:

Section 2.3 Maturity Date. The outstanding principal amount of all Loans, together with all accrued and unpaid interest thereon (which interest may be paid, at the Company’s option, in shares of Common Stock as provided in Section 2.2 hereof), shall be due and payable on the Maturity Date in accordance with the terms of this Section 2.3. The Loans may be prepaid at any time without penalty.

(d) Section 2.3.2 is hereby deleted in its entirety.

(e) Section 2.4 is hereby deleted in its entirety and replaced with the following:

Section 2.4 Sale of South Pacific Assets; Mandatory Prepayments. The Borrower shall give Lender at least 25 days’ prior written notice of any transaction to sell all or a material portion of the South Pacific Assets. Notwithstanding anything in this Agreement to the contrary, prior to the Maturity Date, the Borrower shall cause 100% of the Net Cash Proceeds from any such sale of the South Pacific Assets consummated prior to the Maturity Date to be paid by the purchaser of such South Pacific Assets directly to Lender by wire transfer of immediately available funds to such account as Lender may from time to time designate, which amounts shall be applied to the Obligations.

3. Amendment to Article V – Negative Covenants. Section 5.6.2 is hereby amended as follows:

5.6.2 redeem any of its equity securities except pursuant to the stock buyback program publicly announced by the Borrower on or about October 9, 2008; or

4. Amended and Restated Funding Schedule for Loans. Exhibit B to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit B attached hereto.

5. Amended and Restated Promissory Note. Exhibit C to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit C attached hereto. Concurrently with the execution of this Amendment and the execution and delivery of the Amended and Restated Promissory Note, the Lender shall mark the original Note as “cancelled” and return the original Note to the Borrower.

6. Representations of the Lender. With respect to the shares of Common Stock payable to the Lender as provided by Section 2.2, the Lender represents and warrants to, and covenants and agrees with, the Borrower as follows:

(a) Qualified Investor. The Lender is (i) experienced in making investments of the kind described in this Agreement and the related documents, (ii) able to afford the entire loss of its investment in the Common Stock, and (iv) an “Accredited Investor” as defined in Rule 501(a) of Regulation D and knows of no reason to anticipate any material change in its financial condition for the foreseeable future.

(b) Restricted Securities. The shares of Common Stock issuable by Borrower to Lender in payment of interest hereunder are “restricted securities” as defined in Rule 144 promulgated under the Securities Act. All subsequent offers and sales by the Lender of the Common Stock shall be made pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an applicable exemption from such registration.

(c) Reliance on Representations. The Lender understands that the Common Stock is being offered to it in reliance upon exemptions from the registration requirements of the United States federal securities laws, and that the Borrower is relying upon the truthfulness and accuracy of the Lender’s representations and warranties, and the Lender’s compliance with its covenants and agreements, each as set forth herein, in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Common Stock.

(d) Investment. The Lender is acquiring the Common Stock for investment for the Lender’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Common Stock. The Lender is aware of the limits on resale imposed by virtue of the transaction contemplated by this Agreement and is aware that the Common Stock shall bear a restrictive legend in substantially the following form:

THESE SECURITIES (INCLUDING ANY UNDERLYING SECURITIES) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED,

HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION SHALL NO LONGER BE REQUIRED.

7. Miscellaneous.

(a) The Credit Agreement is reaffirmed and ratified in all respects, except as expressly provided herein.

(b) The Borrower’s representations and warranties contained in the Credit Agreement are true and correct in all respects on and as of the date hereof, as though made on and as of such date, except to the extent that any such representation or warranty relates solely to an earlier date, in which case such representation or warranty is true and correct in all respects on and as of such earlier date. The Borrower has performed all covenants and agreements required to be performed pursuant to the Credit Agreement in all respects on and as of the date hereof and as of the date hereof there exists no violation or default (or any event which with the giving of notice, or lapse of time or both, would result in a violation or become a default) under the Credit Agreement.

(c) In the event of any conflict between the terms or provisions of this Amendment and the Credit Agreement, then this Amendment shall prevail in all respects. Otherwise, the provisions of the Credit Agreement shall remain in full force and effect.

(d) The parties shall execute and deliver any other instruments or documents and take any further actions after the execution of this Amendment, which may be reasonably required for the implementation of this Amendment and the transactions contemplated hereby.

(e) The Borrower shall bear its own costs, including attorney’s fees, incurred in the negotiation of this Amendment and consummation of the transactions contemplated herein and the corporate proceedings of the Borrower in contemplation hereof. At the first funding set forth in the Funding Schedule, the Borrower shall reimburse the Lender for all of the Lender’s reasonable out-of-pocket expenses incurred in connection with the negotiation of performance of this Amendment, including without limitation reasonable fees and disbursements of counsel to the Lender.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWER:

ELANDIA INTERNATIONAL INC.

By:	/s/ Pete R. Pizarro
Pete R. Pizarro
Chief Executive Officer

LENDER:

STANFORD INTERNATIONAL BANK LTD.

By:	/s/ James M. Davis
James M. Davis
Chief Financial Officer